SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                 FORM 8-K*


                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported): February 25, 2002


                                AZURIX CORP.
-------------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)


                                  Delaware
-------------------------------------------------------------------------------
               (State or Other Jurisdiction of Incorporation)


            001-15065                                  76-0589114
-------------------------------------------------------------------------------
   (Commission File Number)                 (IRS Employer Identification No.)


                  1400 Smith Street, Houston, Texas 77002
-------------------------------------------------------------------------------
            (Address of Principal Executive Offices) (Zip Code)


                               (713) 853-5151
-------------------------------------------------------------------------------
            (Registrant's Telephone Number, Including Area Code)


-------------------------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)


    * The Company is not subject to the filing requirements of the Securities Exchange Act of 1934. This current report is filed pursuant to contractual obligations imposed on the Company by an Indenture, dated as of February 18, 2000, under which the Company is the issuer of certain debt.




Item 5.  Other Events.

         On February 25, 2002, Azurix Buenos Aires, S.A., which in 1999 was awarded a 30-year concession to operate a water and wastewater system in certain regions of the Province of Buenos Aires, Argentina, filed a concurso (reorganization) proceeding under Argentine debtor protection laws. Azurix Corp. indirectly owns 90% of the shares of Azurix Buenos Aires. An indirect, wholly owned subsidiary of Azurix that is a shareholder in Azurix Buenos Aires also has filed a concurso proceeding. As previously reported, Azurix Buenos Aires notified the Province of Buenos Aires in October 2001 that it was exercising its right to terminate the concession contract due to various breaches by the Province, but the Province rejected the validity of the termination. Although Azurix attempted to negotiate a settlement of this situation, no agreement has been reached. Also as previously reported, Azurix Corp. has filed a claim against the Republic of Argentina before the International Centre for Resolution of Investment Disputes, an agency of the World Bank, alleging violations of the Treaty Concerning the Reciprocal Encouragement and Protection of Investments between the United States and Argentina. The outcome and timing of these various proceedings cannot be predicted. Azurix Buenos Aires and the intermediate holding company are "Unrestricted Subsidiaries" under Azurix's Indenture, dated as of February 18, 2000, under which Azurix issued senior notes.

         Effective February 26, 2002, John L. Garrison resigned as chairman of the board, director, president and chief executive officer of Azurix Corp. to accept a position with an unaffiliated company. J. Michael Anderson, previously Chief Financial Officer of Azurix, has been named president and chief executive officer of the company. Mr. Anderson also replaces Mr. Garrison on Azurix's board of directors, joining Rod Hayslett, Managing Director and Chief Financial Officer - Enron Global Services. Mr. Anderson will serve as chairman of the board of directors.

         On February 26, 2002, Azurix's indirect wholly owned subsidiary Azurix Europe Ltd. entered into an amendment and restatement of its credit facility. The amendment extends the facility's maturity from May 10, 2002, to December 31, 2002, reduces the maximum borrowings under the facility from (pound)425 million to (pound)400 million, increases interest rates payable and makes other changes. Azurix Europe's obligations under the credit agreement remain secured by its shares in Wessex Water Ltd.

         On February 28 2002, Wells Fargo Bank Minnesota, National Association succeeded JPMorgan Chase Bank as trustee under the Indenture, dated as of February 18, 2000, under which Azurix issued senior notes. JPMorgan Chase Bank and affiliates will remain as registrars, paying agents and notice agents.


                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 AZURIX CORP.


Date: February 28, 2002                          By: /s/ Timothy J. Dorsey
                                                     ------------------------
                                                     Timothy J. Dorsey
                                                     Vice President and
                                                       General Counsel